UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

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Definitive Information Statement

ACTIVE HEALTH FOODS, INC.

(Name of Registrant as Specified in Its Charter)

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Active Health Foods, Inc.

6185 Magnolia Ave., Suite 403

Riverside, CA 92506

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on July 11, 2013 of Active Health Foods, Inc., a California corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about July 26, 2013.

The purpose of this Information Statement is to notify stockholders of the Company that, on July 11, 2013, the Company received a written consent in lieu of a meeting of stockholders from the holder of 1,910,675,200 shares of Common Stock (representing 51.3% of the issued and outstanding shares of Common Stock).  The written consent adopted a resolution approving an amendment to the Company’s articles of incorporation decreasing the authorized number of common shares of the Company and also approved the implementation of a 1 for 1,000 reverse split of our common stock.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON  JULY 11, 2013 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 51.3% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK  ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

The Company’s board of directors is not soliciting your proxy. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.  The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory C. Manos

Gregory C. Manos

President

July 15, 2013

Active Health Foods, Inc.

6185 Magnolia Ave., Suite 403

Riverside, CA 92506

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on July 11, 2013 of Active Health Foods, Inc., a California corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being mailed or furnished to the stockholders of the Company on or about July 26, 2013.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on July 11, 2013 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a majority of the total voting power held by a stockholder of the Company.  A holder of a majority of the total voting power of the Company’s common stock  has approved an amendment to the Company’s articles of incorporation to increase the number of common shares authorized to be issued by the Company and to cause a reverse split of the common stock on the basis of 1 post split common share for each 1,000 common shares issued and outstanding before the reverse split (the “Action”).  In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of a stockholder holding a majority of the voting power of the Company, in accordance with California law.

Who is entitled to notice?

All holders of shares of Common Stock of record on the close of business on the Record Date are entitled to notice of the Action.

On what corporate matters did the principal stockholders vote?

One shareholder holds a majority (approximately 51.3% of the total vote) of the issued and outstanding voting common stock entitled to vote on the Action.  That stockholder has given his written consent to the following:

•

For the approval of an amendment to the articles of incorporation of the Company to approve the number of common shares the Company will be authorized to issue to 50 million shares of common stock and the number of preferred shares the Company will be authorized to issue will be 10 million shares, after giving effect to the reverse split.

•

For the approval of a reverse split of the Common Stock of the Company on the basis of 1 post-split common share for each 1,000 shares of common stock outstanding before the reverse split.

What vote is required to approve the Action?

In order to amend the articles of incorporation of the Company, the affirmative vote of a majority of the voting common stock is required.  On July 11, 2013, one stockholder of the Company, holding in excess of 50 percent of the outstanding vote, gave his written consent in favor of the Action.  Under the General Corporation Law, as amended, of the State of California, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of holders of voting stock of the Company having a majority of the total vote of shares authorized to vote on the matter, in lieu of a meeting of the stockholders.  Because one shareholder entitled to cast a vote representing 1,910,675,200 shares of Common Stock (which shares are equal to 51.3% of the total outstanding votes of the Company on the Record Date), no action by the minority stockholders in connection with the Action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Ownership
Gregory C. Manos(2)	1,910,675,200	51.3%

All Directors, Officers and Principal Stockholders as a Group	1,910,675,200	51.3%

Marusiak Family LLC	268,250,000	7.2%

(1)	The address of each shareholder is care of Active Health Foods at the address of record unless otherwise stated.

(2)	Gregory C. Manos, is the sole Director and officer of Active Health Foods, Inc.

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On July 11, 2013, the Company’s sole member of the board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to establish the number of common shares of the Company authorized to be issued to 50,000,000 and the number of preferred shares authorized to be issued to 10,000,000, following the reverse split of the common stock on the basis of 1 new common share for each 1,000 common shares outstanding before the reverse split. On July 11, 2013, the Company received a written consent in lieu of a meeting of stockholders from the holder of 1,910,675,200 shares of Common Stock having a vote of 51.3% of the total shares entitled to vote, approving the Action.  A copy of the Articles of Amendment is attached as Appendix A hereto.

Purpose of the Action

Over the course of the last several months, the Board of Directors has discussed the availability of authorized common shares to be issued by the Company in light of the current market price and trading activity of the common shares of the Company on the OTCBB and the rights of certain holders of convertible promissory notes to convert at a price pegged to market price.  As such, the Board of Directors has determined that it is in the best interest of the Company to adjust the authorized number of common shares in order to meet the obligations of the Company under the terms of those convertible promissory notes.  Prior to the amendment, the Company was authorized to issue 5,000,000,000 common shares, par value $0.001, and 100,000,000 preferred shares, par value $0.001.  As a result of the 1 for 1,000 reverse split of the common stock, the reduction in the number of outstanding common shares will be from 3,721,938,061 to 3,721,938 shares and a provision for 5,000,000,000 common shares authorized is more than necessary.  Accordingly, the Board has determined to reduce the number of post-reverse shares authorized to 50,000,000 common shares, par value $0.001, and 10,000,000 preferred shares, par value $0.001.

Effective Date of the Amendment

The Articles of Amendment of the Company will become effective upon the filing of the certificate of amendment to the Company’s articles of incorporation with the Secretary of State of the State of California.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Dissenters’ Right of Appraisal

Under California law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to decrease the number of shares that the Company is authorized to issue, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to the Action.

ACTION 2

The Reverse Split

The Board of Directors of the Company unanimously approved a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-one thousand (1:1,000). In addition, the Board recommended approval of the reverse stock split and determined that effecting such a reverse split is in the best interests of the Company.  The common stock of the Company currently trades at an average daily price of less than $0.01 per share, which makes transfer and clearing of shares even more difficult than the usual problems dealing with penny stock in general.  The reverse split will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the amendment to the Company’s certificate of incorporation with the Secretary of State of the State of California, which will occur approximately 20 days after this Information Statement is mailed to our shareholders of record on July 11, 2013, and after the Financial Industry Regulatory Association (FINRA) has reviewed and accepted our Notice of Corporate Action regarding the reverse split.

As a result of the one-for-one thousand reverse stock split, each one thousand shares of outstanding common stock will be exchanged for one new share of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 5,000,000,000 shares of common stock and the Board has approved an amendment to our Articles of Incorporation to decrease the authorized shares of common stock to 50,000,000 shares after the reverse split.  In addition to the 3,721,938,061 pre-split shares of common stock issued and outstanding on July 11, 2013, the Board must reserve up to approximately 1,000,000,000 shares of pre-split common stock which may be issued upon the exercise of warrants, options or conversion rights contained in outstanding convertible notes. Except with respect to the shares of common stock issuable upon the exercise, at the option of the holder, of any options, warrants or conversion rights contained in outstanding convertible notes, at present the Board has no other commitment to issue additional shares of common stock.

Reasons for The Reverse Stock Split

The Board believes that the increased market price of the common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of the common stock for our shareholders and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced (sub-penny) stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that the reverse stock split is advisable and in the best interests of the Company and its shareholders. Such determination was based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock.

Effects of The Reverse Stock Split

After the effective date of the reverse stock split, each stockholder will own a reduced number of shares of the common stock. However, the reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse split results in any of the stockholders owning a fractional share as described below. Proportionate voting rights will not change in a reverse stock split (other than as a result of rounding up to the nearest whole share in lieu of fractional shares). For example, a holder of 2% of the voting power immediately prior to the reverse stock split would continue to hold 2% of the voting power immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. The approximate number of shares of our common stock that will be outstanding as a result of the reverse stock split without accounting for fractional shares which will be rounded up to the nearest whole share and without accounting for possible future issues of common stock as a result of the exercise of conversions rights, acquisitions or other dilutive actions, will be 3,721,938 shares.

Approximately 1,000,000 shares (after giving effect to the reverse stock split) will be reserved for issuance pursuant to the outstanding options and warrants and conversion rights contained in outstanding convertible notes. Although the reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in us (subject to the treatment of fractional shares), the number of authorized shares of common stock will be reduced from the current 5,000,000,000 common shares to 50,000,000 common shares. This will decrease significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. We currently do not have any plans to issue additional shares of common stock, other than upon exercise of outstanding options and warrants and conversion rights, or in connection with planned or other acquisitions.  Under the terms of the outstanding convertible debt, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise or conversion of such debt in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise or conversion price of such outstanding debt. None of the rights currently accruing to holders of our outstanding convertible debt would be affected by the reverse stock split. The reverse stock split may increase the number of stockholders who own "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration or the holding period of the common stock under the Exchange Act. Following the reverse stock split, the common stock will continue to be quoted on the OTCBB.

Effective Date

The reverse stock split will become effective as of 5:00 p.m. Eastern Standard time on the effective date of the filing of a certificate of amendment to our certificate of incorporation with the offices of the Secretary of State of the State of California.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted into new shares of common stock in accordance with the reverse stock split ratio.

Fractional Shares

Our transfer agent may act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the "Exchange Agent." No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the Exchange Agent of such certificates representing such fractional shares, will be entitled to receive an additional share by rounding up to the nearest whole number of shares.

Exchange of Stock Certificates

After the effective date of the reverse stock split, holders of pre-reverse split common shares may, but are not required to, surrender to the Exchange Agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split common shares. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s). Stockholders should not destroy any stock certificate which after the reverse stock split will represent that number of shares into which the shares represented by the old certificate have been combined and converted. Stockholders who wish to exchange their old certificates for new certificates should contact our Transfer Agent, Holladay Stock Transfer Co., Inc., 2939 N. 67th Place, Suite C, Scottsdale, AZ 85251, Telephone (480) 481-3940 and speak to Tom.

Accounting Consequences

The par value per share of common stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionally, based on the one-to-one thousand exchange ratio of the reverse stock split, from its present amount, and additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the California General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the amendment to our certificate of incorporation to affect the reverse split, and the Company will not independently provide the stockholders with any such right.

Certificates representing shares of common stock, pre-reverse stock split, that contain a restrictive legend will be exchanged for common stock, post-reverse stock split with the same restrictive legend.  As applicable, the time period during which a stockholder has held the common stock, pre-reverse stock split, will be included in the time period during which such stockholder actually holds the common stock, post-reverse stock split, received for the purposes of determining the term of the restrictive period applicable to the common stock, post-reverse stock split.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split.

The following is a summary of material U.S. federal income tax considerations of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, constructive sale or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws (including other U.S. federal tax laws). Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.

EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER OWN SITUATION AND THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The reverse stock split is intended to constitute a re-organization within the meaning of Section 368 of the Code and is not part of a plan to increase periodically a stockholder’s proportionate interest in the assets or earnings and profits of the Company. Assuming the reverse split qualifies as a re-organization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged therefor. No gain or loss will be recognized by us as a result of the reverse stock split.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

No Meeting of Stockholders Required.

The Company is not soliciting any votes with regard to the Action.  The principal stockholder that has consented to the Action holds a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders has sufficient shares to approve the Action.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.

For the fiscal year ending on December 31, 2012, there were no transactions with related persons required to be disclosed in this Information Statement other than items already disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012.

PROPOSALS BY SECURITY HOLDERS.

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON.

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than in his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION.

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 6185 Magnolia Ave., Suite 403, Riverside, CA 92506, Telephone (951) 360-9970.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory C. Manos

Gregory C. Manos

President and Chief Executive Officer

July 15, 2013

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

FOR

ACTIVE HEALTH FOODS, INC.

Active Health Foods, Inc., a corporation, organized and existing under and by virtue of the laws of the State of California, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Active Health Foods, Inc. held on July 11, 2013, the following Resolution was duly adopted:

RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the Article thereof numbered "IV" so that, as amended, said Article shall be and read as follows:

This Corporation shall be authorized to issue 50,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.  The common stock shall have equal voting rights on all matters requiring a vote of shareholders, including the election of directors.  The Board of Directors is authorized to determine or to alter the rights, preferences, privileges and restrictions granted to or imposed upon the shares of preferred stock authorized to be issued.

SECOND:  That the foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the common shareholders in accordance with Section 902, California Corporation Code.  The total number of authorized shares of voting common stock is 5,000,000,000, of which 3,721,938,061 have been issued.  The number of shares voting in favor of the amended was 1,910,675,200, or 51.3%, exceeding the 50 percent vote required in order to approve the amendment.

I declare, under penalties of perjury under the laws of the State of California, that the matters set forth in this certificate are true and correct, of my own knowledge.

Dated this ___ day of July, 2013

By:_______________________________________

Title: Chief Executive Officer/President and Secretary

Name: Gregory C. Manos